EXHIBIT 99.1

Contact:	Robert Bowen, Chief Financial Officer
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 978-266-3010
www.cytyc.com

Matthew D. Haines
Director, Corporate Communications
Nastech Pharmaceutical Co. 212-297-6198
mhaines@nastech.com

FOR IMMEDIATE RELEASE

CYTYC ACQUIRES EXCLUSIVE PATENT RIGHTS TO NASTECH’S MAMMARY
ASPIRATE DEVICE

Boxborough, MA, and Bothell, WA, July 16, 2003 – Cytyc Corporation (Nasdaq: CYTC) and Nastech Pharmaceutical Company Inc. (Nasdaq NMS: NSTK), a leader in nasal drug delivery technology, announced today an agreement under which Cytyc will acquire exclusive world-wide patent rights to products that make use of Nastech’s FDA-approved Mammary Aspirate Specimen Cytology Test (MASCT). The MASCT is a non-invasive, non-powered device that draws Nipple Aspirate Fluid (NAF) from the breast for cytological examination or molecular analysis. SunTrust Robinson Humphrey Capital Markets assisted Nastech in this transaction.

“The agreement with Cytyc will enable us to participate in the upside potential of this important product for the early detection and treatment of breast cancer while allowing us to continue to focus on our core technology in tight junction modulation and nasal drug delivery programs,” stated Steven C. Quay, M.D., Ph.D., chairman, president, and chief executive officer of Nastech.

“We believe this technology is very complementary to our FirstCyte™ Breast Test and our recently announced research initiatives,” said Daniel J. Levangie, president and chief executive officer of Cytyc Health Corporation, a wholly owned subsidiary of Cytyc Corporation. “In the future, we believe that the identification of specific molecular markers within NAF may aid in further stratifying patients at highest risk for developing breast cancer.”

Terms of the agreement were not disclosed.

About Cytyc
Cytyc Corporation designs, develops, manufactures, and markets the ThinPrep® System for use in medical diagnostic applications primarily focused on women’s health. The ThinPrep System is widely used for cervical cancer screening and is the platform from which the Company has launched its expansion into breast cancer risk assessment with the FirstCyte™ Breast Test. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC.

Cytyc and ThinPrep are registered trademarks of Cytyc Corporation. FirstCyte is a trademark of Cytyc Corporation for which registration has been applied.

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Cytyc Acquires Exclusive License to Nastech Intellectual Property

For Cytyc Investors
Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the Company’s financial condition, operating results and future economic performance, and management’s expectations regarding future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts, product acceptance, management of growth, risks associated with litigation, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including under the heading “Certain Factors Which May Affect Future Results” in its 2002 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

About Nastech
Nastech Pharmaceutical Company Inc. is a formulation science company and is recognized as a leader in nasal drug delivery technology. Formulation science is a systematic approach to drug development using biophysics, physical chemistry and pharmacology to maximize therapeutic efficacy and safety, which sometimes involves a change in route of administration. Nastech’s nasal drug delivery technology is essential in designing an optimized, customizable dosage form and in delivering proteins and large-molecule drugs that can currently only be delivered by injection or other non-optimized routes. Additional information about Nastech is available at http://www.nastech.com/.

For Nastech Investors
Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement made by the Company. These factors include, but are not limited to: (i) the Company’s ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization; (ii) the Company’s ability to obtain required governmental approvals, including product and patent approvals; (iii) the Company’s ability to attract and/or maintain manufacturing, sales, distribution and marketing partners; and (iv) the Company’s ability to develop and commercialize its products before its competitors. In addition, significant fluctuations in quarterly results may occur as a result of varying milestone payments and the timing of costs and expenses related to the Company’s research and development program. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as otherwise required by securities or other applicable laws.

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